FHLBANK TOPEKA ANNOUNCES THIRD QUARTER 2014 OPERATING RESULTS

October 29, 2014 - FHLBank Topeka (FHLBank) announces its third quarter 2014 operating results. FHLBank is reporting net income computed in accordance with U.S. generally accepted accounting principles (GAAP) of $28.6 million for both quarters ended September 30, 2014 and 2013. For the nine months ended September 30, 2014 and 2013, FHLBank is reporting net income of $79.5 million and $82.1 million, respectively. FHLBank expects to file its Form 10-Q for the quarter ended September 30, 2014, with the Securities and Exchange Commission (SEC) on or about November 6, 2014.

President’s Comments
“We are pleased to announce strong earnings for the quarter as well as a significant increase in outstanding advances,” said Andrew J. Jetter, President & CEO of FHLBank Topeka. “Members clearly appreciate that a 6 percent dividend level on Class B Common Stock in this interest rate environment results in an extremely competitive effective cost of borrowing.”

GAAP Net Income
Net income computed in accordance with GAAP was unchanged for the third quarter of 2014 compared to the third quarter of 2013. FHLBank’s largest source of revenue, net interest income before loan loss provision, increased $2.0 million, or 3.7 percent, in the third quarter of 2014 compared to the same period of 2013. The increase was due primarily to a $1.6 billion increase in the average balance of advances, a decrease in the overall cost of borrowing compared to the prior year and an increase in the average yield on mortgage loans. These factors resulted in an increase in the net interest margin of three basis points, from 0.60 percent in the third quarter of 2013 to 0.63 percent in the third quarter of 2014. The increase in net interest income was offset, however, by the fair value fluctuations of our derivatives and trading securities. The decline in fair value on these instruments during the third quarter of 2014 exceeded the same period of 2013 by $1.3 million.

For the nine months ended September 30, 2014, net income computed in accordance with GAAP decreased by $2.6 million compared to the nine months ended September 30, 2013. Similar to the quarterly results, net interest margin and net interest income both increased (six basis points and $8.7 million, respectively) compared to the prior year period due in large part to the same factors mentioned above. Net income for the nine months ended September 30, 2014 also increased as a result of a reversal in the mortgage loan credit loss provision in June 2014. However, fluctuations in the net fair values of the FHLBank's derivatives and trading securities resulted in a net decrease in other income of $14.2 million compared to the prior year, which contributed to the decline in GAAP net income for the period.

GAAP Income versus Adjusted Income and Adjusted Return on Equity
FHLBank’s third quarter 2014 adjusted income (defined below), which excludes fair value changes in derivative and trading securities as well as prepayment fees on terminated advances, increased from the same period of 2013. The increase parallels the increase experienced in GAAP net interest income.

Adjusted income is a non-GAAP financial measure used by management to evaluate the quality of its ongoing earnings. FHLBank management believes that the presentation of income as measured for management purposes enhances the understanding of FHLBank’s performance by highlighting its underlying results and profitability. By removing volatility created by fair value fluctuations and items such as prepayment fees, FHLBank can compare longer-term trends in earnings that might otherwise be indeterminable. FHLBank notes however that non-GAAP financial measures have inherent limitations as analytical tools and should not be considered in isolation or as a substitute for analyses of results as reported under GAAP.

	Three Months Ended		Nine Months Ended
	09/30/2014	09/30/2013	09/30/2014	09/30/2013
Calculation of Adjusted Income:	(Amounts in thousands) Unaudited		(Amounts in thousands) Unaudited
Net Income, as reported under GAAP for the period	$28,624	$28,579	$79,471	$82,060
Affordable Housing Program (AHP) assessments	3,181	3,176	8,833	9,120
Income (loss) before AHP assessments	31,805	31,755	88,304	91,180
Derivative-related and other excluded items[1]	3,730	1,993	18,466	2,817
Adjusted income (a non-GAAP measure)[2]	$35,535	$33,748	$106,770	$93,997

[1]
Consists of fair value changes on derivatives and hedging activities (excludes net interest settlements on derivatives not qualifying for hedge accounting) and trading securities as well as prepayment fees on terminated advances.

[2]
Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied and are not audited. To mitigate these limitations, FHLBank has procedures in place to calculate these measures using the appropriate GAAP components. Although these non-GAAP measures are frequently used by FHLBank’s stakeholders in the evaluation of our performance, they have limitations as analytical tools and should not be considered in isolation or as a substitute for analyses of results as reported under GAAP.

FHLBank uses a comparison of adjusted return on equity (ROE) (a non-GAAP measure) to the average overnight Federal funds rate as a key measure of effective utilization and management of members’ capital. The increase in adjusted ROE spread was a result of the increase in net interest margin and the change in capital requirements and management practices that went into effect during the second quarter of 2014. The impact of the increase in net interest margin correlates with the increase in adjusted income because it excludes the volatility in fair values, as described above. The changes in our capital stock activity requirement for advances coupled with the repurchase of a significant amount of excess stock during the second quarter of 2014 is the primary cause of the decrease in average GAAP total capital of 15.2 percent and 11.0 percent for the three and nine months ended September 30, 2014, respectively, when compared to the same periods in 2013.

	Three Months Ended		Nine Months Ended
	09/30/2014	09/30/2013	09/30/2014	09/30/2013
Calculation of Adjusted ROE Spread:	(Amounts in thousands) Unaudited		(Amounts in thousands) Unaudited
Average GAAP total capital for the period	$1,637,802	$1,932,127	$1,669,445	$1,874,901
ROE, based upon GAAP net income	6.93%	5.87%	6.36%	5.85%
Adjusted ROE, based upon adjusted income[1]	8.61%	6.93%	8.55%	6.70%
Average overnight Federal funds effective rate	0.09%	0.09%	0.08%	0.12%
Adjusted ROE as a spread to average overnight Federal funds effective rate[1]	8.52%	6.84%	8.47%	6.58%

[1]
Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied and are not audited. To mitigate these limitations, FHLBank has procedures in place to calculate these measures using the appropriate GAAP components. Although these non-GAAP measures are frequently used by FHLBank’s stakeholders in the evaluation of our performance, they have limitations as analytical tools and should not be considered in isolation or as a substitute for analyses of results as reported under GAAP.

As part of evaluating its financial performance, FHLBank adjusts net income reported in accordance with GAAP for the impact of: (1) AHP assessments (equivalent to an effective minimum income tax rate of 10 percent); (2) fair value changes on derivatives and hedging activities (excludes net interest settlements related to derivatives not qualifying for hedge accounting); and (3) other items excluded because they are not considered a part of our routine operations or ongoing business model, such as prepayment fees, gain/loss on retirement of debt, gain/loss on mortgage loans held for sale and gain/loss on securities. The result is referred to as “adjusted income,” which is a non-GAAP measure of income. Adjusted income is used to compute an adjusted ROE that is then compared to the average overnight Federal funds effective rate, with the difference referred to as adjusted ROE spread. Because FHLBank is primarily a “hold-to-maturity” investor and does not trade derivatives, management believes that adjusted income, adjusted ROE and adjusted ROE spread are helpful in understanding its operating results and provide a meaningful period-to-period comparison. In contrast, GAAP net income, ROE based on GAAP net income and ROE spread based on GAAP net income can vary significantly from period to period because of fair value changes on derivatives and certain other items that management excludes when evaluating operational performance. Management believes such volatility prevents a consistent measurement analysis.

Derivative and hedge accounting affects the timing of income or expense from derivatives. However, when held to maturity or call date, there is no economic income or expense impact from these derivatives. For example, interest rate caps are purchased with an upfront fixed cost to provide protection against the risk of rising interest rates. Under derivative accounting guidance, these instruments are then marked to fair value each month, which can result in recognition of significant gains and losses from period to period, producing volatility in FHLBank’s GAAP net income. However, if held to maturity, the sum of such gains and losses over the term of a derivative will equal its original purchase price. As of September 30, 2014, the carrying value of FHLBank’s interest rate caps used to hedge adjustable rate mortgage-backed securities with embedded caps was $17.1 million. Because of the monthly mark to fair value on the caps, FHLBank’s GAAP net income will continue to be subject to volatility as both gains and losses on the caps are likely to be recorded in future periods.

In addition to impacting the timing of income and expense from derivatives, derivative accounting also impacts the presentation of net interest settlements on derivatives and hedging activities. This presentation differs under GAAP for economic hedges when compared to hedges that qualify for hedge accounting. Net interest settlements on economic hedges are included with the economic derivative fair value changes and are recorded in net gain (loss) on derivatives and hedging activities while the net interest settlements on qualifying fair value or cash flow hedges are included in net interest margin. Therefore, only the economic derivative fair value changes and the ineffectiveness for qualifying hedges included in the net gain (loss) on derivatives and hedging activities are removed to arrive at adjusted income (i.e., net interest settlements on economic hedges, which represent actual cash inflows or outflows and do not create fair value volatility, are not removed).

Attached are highlights of FHLBank’s financial position and results of operations for the three and nine months ended September 30, 2014 and 2013. FHLBank’s Form 10-Q for the quarter ended September 30, 2014, will be available on the SEC website (www.sec.gov), as well as FHLBank’s website (www.fhlbtopeka.com), as soon as FHLBank files the Form 10-Q with the SEC on or about November 6, 2014.

The information contained in this announcement contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements describing the objectives, projections, estimates or future predictions of FHLBank’s operations. These statements may be identified by the use of forward-looking terminology such as “believe,” “will,” “likely,” “continue,” “strive” or other variations on these terms. FHLBank cautions that by their nature forward-looking statements involve risk or uncertainty and that actual results may differ materially from those expressed in any forward-looking statements as a result of such risks and uncertainties, including but not limited to: political events, including legislative, regulatory, judicial or other developments that affect FHLBank, its members, counterparties or investors; regulatory actions and determinations, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act; changes in economic and market conditions, including conditions in the mortgage, housing and capital markets; changes in the U.S. government’s long-term debt rating and the long-term debt rating of FHLBank and/or other Federal Home Loan Banks; changes in demand for advances or consolidated obligations of FHLBank and/or of the FHLBank System; effects of derivative accounting treatment, OTTI accounting treatment and other accounting rule requirements; the effects of amortization/accretion; gains/losses on derivatives or on trading investments; volatility of market prices, rates and indices and the timing and volume of market activity; changes in FHLBank’s capital structure; membership changes, including changes resulting from member failures, mergers or changes in principal place of business; soundness of other financial institutions, including FHLBank’s members, nonmember borrowers and the other FHLBanks; changes in the value or liquidity of collateral underlying advances to FHLBank’s members or nonmember borrowers or collateral pledged by derivative counterparties; changes in the fair value and economic value of, impairment of, and risks associated with FHLBank’s investments in mortgage loans and mortgage-backed securities or other assets and the related credit enhancement protections; competitive forces, including the availability of other sources of funding for members; the willingness of members to do business with FHLBank; the ability of FHLBank to introduce new products and services to meet market demand and to manage successfully the risks associated with new products and services; the ability of each of the other FHLBanks to repay the principal and interest on consolidated obligations for which it is the primary obligor and with respect to which FHLBank has joint and several liability; and adverse developments or events affecting or involving other FHLBanks, housing GSEs or the FHLBank System in general. Additional risks that might cause FHLBank’s results to differ from these forward-looking statements are provided in detail in FHLBank’s filings with the SEC, which are available at www.sec.gov.

All forward-looking statements contained in this announcement are expressly qualified in their entirety by this cautionary notice. The reader should not place undue reliance on such forward-looking statements, since the statements speak only as of the date that they are made, and FHLBank has no obligation and does not undertake publicly to update, revise or correct any forward-looking statement for any reason.

FHLBANK TOPEKA
Financial Highlights (unaudited)

Selected Financial Data (dollar amounts in thousands):

	09/30/2014	12/31/2013	09/30/2013
Financial Position
Investments[1]	$9,075,621	$8,704,552	$10,328,938
Advances	20,574,600	17,425,487	18,805,283
Mortgage loans held for portfolio, net	6,164,822	5,949,480	5,912,377
Total assets	38,528,044	33,950,304	36,144,769
Deposits	677,069	961,888	757,216
Consolidated obligations, net[2]	35,973,060	30,946,529	33,240,728
Total liabilities	36,837,646	32,149,084	34,331,505
Total capital stock	1,090,263	1,252,249	1,295,669
Retained earnings	615,192	567,332	538,650
Total capital	1,690,398	1,801,220	1,813,264

Regulatory capital[3]	1,709,826	1,824,345	1,839,503

	Three Months Ended		Nine Months Ended
	09/30/2014	09/30/2013	09/30/2014	09/30/2013
Results of Operations
Interest income	$107,035	$109,136	$318,863	$332,339
Interest expense	50,463	54,590	151,498	173,691
Net interest income before loan loss provision	56,572	54,546	167,365	158,648
Provision (reversal) for credit losses on mortgage loans	82	530	(1,732)	2,061
Net other-than-temporary impairment losses on held-to-maturity securities recognized in earnings	(20)	(300)	(443)	(452)
Net gain (loss) on trading securities	(11,419)	(6,768)	(22,431)	(37,687)
Net gain (loss) on derivatives and hedging activities	(2,218)	(5,592)	(26,551)	2,875
Other income	2,852	2,829	8,794	7,685
Other expenses	13,880	12,430	40,162	37,828
Income before assessments	31,805	31,755	88,304	91,180
AHP assessments	3,181	3,176	8,833	9,120
Net income	28,624	28,579	79,471	82,060

Net interest margin[4]	0.63%	0.60%	0.66%	0.60%
Weighted average dividend rate[5]	5.15%	2.31%	3.89%	2.39%

[1]	Investments include held-to-maturity securities, trading securities, interest-bearing deposits, Federal funds sold and securities purchased under agreements to resell.

[2]	Consolidated obligations are bonds and discount notes that FHLBank is primarily liable to repay.

[3]
Regulatory capital is defined as the sum of FHLBank’s permanent capital, plus the amounts paid in by its stockholders for Class A stock; any general loss allowance, if consistent with GAAP and not established for specific assets; and other amounts from sources determined by the Federal Housing Finance Agency as available to absorb losses. Permanent capital is defined as the amount paid in for Class B stock plus the amount of FHLBank’s retained earnings, as determined in accordance with GAAP. Regulatory capital includes all capital stock subject to mandatory redemption that has been reclassified to a liability.

[4]	Net interest income as a percentage of average earning assets.

[5]	Weighted average dividend rates are dividends paid in cash and stock on both classes of stock divided by the average capital stock eligible for dividends.